Vertiv To Acquire Custom Rack Solutions Manufacturer
Acquisition positioned to strengthen leadership in high-density integrated infrastructure offerings
COLUMBUS, Ohio July 17, 2025 – Vertiv (NYSE: VRT), a global provider of critical digital infrastructure, today announced it has entered into an agreement to acquire the Great Lakes Data Racks & Cabinets family of companies (collectively “Great Lakes”) for $200 million. Great Lakes is recognized for designing and manufacturing innovative, highly customized data rack enclosures and other integrated infrastructure offerings that form the foundation of today’s data centers.The purchase price represents approximately 11.5x expected 2026 earnings before interest, taxes, depreciation, and amortization (EBITDA) including cost synergies and cross-selling opportunities. The acquisition is expected to enhance Vertiv's capacity to deliver pre-engineered, future AI-ready rack solutions optimized for enterprise, edge, colocation and hyperscale AI computing markets.
Established in 1985 and headquartered in Edinboro, PA, U.S., Great Lakes operates manufacturing and assembly facilities in the U.S. and Europe. Its portfolio includes standard and custom racks, integrated cabinets, seismic cabinets, and enhanced cable management access options for both retrofit and greenfield applications. This addition strengthens Vertiv's end-to-end critical digital infrastructure offerings, enhancing Vertiv’s ability to provide the industry’s most complete set of products and services for critical digital infrastructure needs.
"Great Lakes is a leading rack manufacturer with an extensive portfolio of high-end rack solutions and innovation capabilities that are essential in an increasingly demanding high-density AI infrastructure environment," said Gio Albertazzi, CEO at Vertiv. "With the acquisition of Great Lakes, Vertiv strengthens its position as a premier technology solutions provider in the critical white space market. Our combined capabilities enable us to deliver comprehensive, engineered infrastructure solutions that go beyond basic integration, addressing the complex challenges of next-generation AI technology."
The integration of Great Lakes’ expertise with Vertiv's existing portfolio is expected to deliver significant customer benefits through consolidated infrastructure sourcing, faster deployment through pre-engineered solutions, enhanced operational efficiency with factory integration of Vertiv™ power and cooling solutions, improved scalability for AI and edge computing applications, and comprehensive support through Vertiv's global service network.
The transaction is subject to customary closing conditions, including the receipt of regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and is expected to close in the third quarter 2025.
For more information about Vertiv's portfolio of solutions, visit Vertiv.com.
About Vertiv
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com
Category: Financial News
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of important risk factors concerning Vertiv and its operations. Those risk factors and risks related to the proposed transaction, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the timing and consummation of the proposed transaction; the risk that the closing does not occur; expected expenses related to the transaction; the possible diversion of management time on issues related to the transaction; the ability of Vertiv to maintain relationships with customers and suppliers of Great Lakes; and the ability of Vertiv to retain management and key employees of Great Lakes. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
E: lynne.maxeiner@vertiv.com
For media inquiries, please contact:
Ruder Finn for Vertiv
E: Vertiv@ruderfinn.com
Source: Vertiv Holdings Co